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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 10, 1997
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                            Citizens Bancshares, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

        33-21296                                     34-1372535
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(Commission File Number)                   (I.R.S. Employer Identification No.)


                  10 East Main Street, Salineville, Ohio 43945
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                                  330/679-2328
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events

         On September 12, 1997, Citizens Bancshares, Inc. ("Bancshares") and its wholly-owned banking subsidiary, The Citizens Banking Company ("CBC") and UniBank ("UniBank") entered into an Affiliation Agreement with respect to a proposed affiliation of CBC with UniBank of Steubenville, Ohio. UniBank is a state bank, organized and existing under the laws of the State of Ohio, with approximately $240 million in assets, and operates twelve locations throughout the Ohio counties of Jefferson and Columbiana. The proposed affiliation, which is subject to the approval of the UniBank shareholders, provides for (i) the exchange of Bancshares common shares for all of the issued and outstanding shares of UniBank common stock at an exchange ratio of 13.25 Bancshares common shares for each issued and outstanding share of UniBank common stock (other than excluded shares), plus cash in lieu of fractional shares; and (ii) the merger of UniBank with and into CBC. In no event, however, will the holders of UniBank common stock receive, in the aggregate, Bancshares common stock with a value, together with cash in lieu of fractional shares, that is less than 2.7 times the book value of the UniBank common stock on December 31, 1997. In such event, the parties have agreed to adjust the number of shares of Bancshares common stock into which each share of UniBank common stock shall be converted; provided, however, that Bancshares may elect to terminate the Affiliation Agreement in the event the book value of UniBank common stock exceeds $250 per share. The offering of Bancshares common shares to UniBank shareholders will be registered with the Securities and Exchange Commission. In addition, the affiliation is subject to approval by the Federal Reserve Board and the Ohio Superintendent of Financial Institutions.

         Assuming all required approvals are received, the transaction is expected to be consummated on or about February 27, 1998.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Citizens Bancshares, Inc.
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                                                         (Registrant)


Date:  November 10, 1997                       By:/s/ Marty E. Adams
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                                                   Marty E. Adams, President
                                                   and Chief Executive Officer